SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  November 2, 1995



               FREEPORT-McMoRan COPPER & GOLD INC.


       Delaware               1-9916            74-2480931

   (State or other           (Commission        (IRS Employer
   jurisdiction of           File Number)       Identification
   incorporation or                                 Number)
   organization)

                       1615 Poydras Street
                  New Orleans, Louisiana  70112

 Registrant's telephone number, including area code:  (504) 582-4000






          Item 5.   Other Events.
                    -------------
          The following news release was issued by Freeport-McMoRan Copper & Gold Inc. on November 2, 1995:

                         FREEPORT-McMoRan COPPER & GOLD REJECTS
                         OPIC INSURANCE CANCELLATION EFFORT
                         ----------------------------------

                NEW ORLEANS, LA., November 2, 1995 -- Freeport-McMoRan Copper & Gold Inc. (FCX) has been notified that the Overseas Private Investment Corporation (OPIC) has sought to terminate an insurance contract that provides $100 million of political risk insurance on FCX's Indonesian mining operations. Based on the advice of its legal counsel, FCX believes that OPIC lacks a legal basis for cancelling this coverage and, therefore, the coverage remains in effect. Resolution of this dispute has been submitted to arbitration as provided by FCX's contract with OPIC. While the OPIC insurance represents only a portion of FCX's political risk insurance coverage, FCX is determined to enforce its contractual rights even though it does not consider the OPIC contract insurance financially significant. OPIC stated it planned to terminate the insurance contract because the mining operations have expanded beyond the original scope and further expressed concerns about new environmental issues associated with the expansion.
                Contrary to OPIC's statements, the expanded scope of FCX's mining operations does not violate the insurance policy. Similarly, the environmental concerns expressed by OPIC have no basis in fact. FCX is committed to the highest environmental standards in its mining operations. FCX is in compliance with Indonesian environmental regulations and has received all necessary environmental approvals from the Government of Indonesia after detailed reviews of its operations.
                Although this dispute will in no way affect FCX's operations, OPIC's cancellation effort contradicts its statutory obligation to "mobilize and facilitate the participation of United States private capital and skills in the economic and social development of less developed countries."




                                      SIGNATURE
                                      ---------

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        FREEPORT-McMoRan COPPER & GOLD INC.


                                        By:      /s/ John T. Eads
                                             -----------------------------
                                                   John T. Eads
                                              Controller - Financial Reporting
                                                 (authorized signatory and
                                                Principal Accounting Officer)

          Date:  November 2, 1995